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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

The Board of Directors
Alteon Inc.:

We consent to the use of our report dated March 3, 2004, with respect to the balance sheets of Alteon Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Short Hills, New Jersey
April 1, 2004